EXHIBIT 10.4

                                    GUARANTY

      This GUARANTY is made as of November __, 2004, by Strategy International Insurance Group, Inc., a Texas corporation, Strategy Holding Company Limited, a Barbados company and Strategy Insurance Limited, a Barbados corporation (each a "Guarantor" and collectively, the "Guarantors"), in favor of the holders (the "Shareholders") of shares of Series A Preferred Stock (the "Series A Shares") and Series B Preferred Stock (the "Series B Shares") of Strategy Real Estate Investments, Inc., an Ontario corporation ("SREI").

                              W I T N E S S E T H:

      WHEREAS, each of the Shareholders has entered or is about to enter into a Subscription Agreement (the "Subscription Agreement"), pursuant to which each of the Shareholders will subscribe for Series A Shares and Series B Shares, on the basis of, and in reliance upon, the representations, warranties and covenants of SREI contained in the Private Placement Memorandum prepared by SREI in connection with the contemplated investment by the Shareholders and the exhibits thereto (collectively, the "Representations"); and

      WHEREAS, it is a condition precedent to the obligations of the Shareholders to enter into the Subscription Agreement that Guarantors shall have entered into this Guaranty for the purpose of guaranteeing performance by SREI of the Representations.

      NOW, THEREFORE, in order to induce the Shareholders to enter into the Subscription Agreements and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantors hereby agree as follows:

1. Guaranteed Obligations. Guarantors hereby, jointly and severally, irrevocably and unconditionally, guarantee (a) the due and punctual performance by SREI of the Representations, including, but not limited to, (i) the payment of the liquidation preference of the Series A Shares in an amount of up to $50,000,000,
(ii) the payment of dividends on the Series A Shares in an amount of up to $15,000,000 and (iii) the payment of the Participation Interest (as defined in the Participation Agreement, dated as of the date hereof, among SREI, the Lux Group, Inc., 11 Christie Street, Inc., Gananoque Resort Inc., 40 Westmoreland Inc., Howe Island Development Ltd. and Elevator Bay Development Ltd.), (b) the payment (and not merely the collectibility) of any loss, liability or expense incurred by the Shareholders in the event any of the Representations are untrue in any respect or fail to be performed, and (c) the payment (and not merely the collectibility) of any other obligation owed by SREI to the Shareholders of any nature that arises hereafter under the Subscription Agreement or pursuant to any modification or amendment thereof (collectively, the "Guaranteed Obligations"). This Guaranty is a continuing guaranty of the Guaranteed Obligations for as long of any of the shares of Series A Preferred Stock or Series B Preferred Stock are outstanding. If SREI, or any of its successors and assigns, shall fail to perform all or any of the Representations and/or fail to duly and punctually pay the amounts set forth in subdivision (a), (b), and (c) above, or any of them, Guarantors shall forthwith pay the same on demand.


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2. Demand by the Shareholders. The liabilities and obligations of Guarantors hereunder in respect of the Guaranteed Obligations shall become due and payable by Guarantors to the Shareholders immediately after demand hereunder is made upon Guarantors by any of the Shareholders in writing. Any such demand may be delivered concurrently with any notice of default and the Shareholders shall be entitled to exercise their rights hereunder one or more times and no failure to exercise any such rights shall constitute a waiver thereof or of the right thereafter to seek payment hereunder on account thereof or otherwise.

3. Primary Obligation. The liability of Guarantors hereunder shall be primary, direct and immediate, and not conditional or contingent upon pursuit by the Shareholders of any remedies they may have against SREl or any other party with respect to the Guaranteed Obligations. Any one or more successive and/or concurrent actions may be brought against Guarantors either in the same action or proceeding, if any, brought against SREI, or in separate actions, as the Shareholders in their sole discretion may deem advisable.

4. Subrogation. Guarantors shall become subrogated to the rights of the Shareholders against SREI for any amounts actually paid by Guarantors to the Shareholders hereunder only upon the payment or discharge in full of all of the Guaranteed Obligations. Such rights of subrogation shall be shared with other guarantors, if any, pari passu and in proportion to the payments any such Guarantors have made to the Shareholders under any like performance guaranty. The Shareholders shall be entitled to exercise any and all remedies to which they may be entitled against any collateral pledged by SREI as if no such rights of subrogation exist.

5. Waiver of Demands, Notices, Diligence, etc. Guarantors hereby consent, to the extent permitted by applicable law, to all the and conditions of the Guaranteed Obligations and waive (a) demand for payment of the Guaranteed Obligations or of any claim therefor, (b) notice of the occurrence of a default or of an event of default of any of the Guaranteed Obligations; (c) protest of the nonpayment of any of the Guaranteed Obligations; (d) notice of presentment, demand and protest; (e) notice of acceptance of any guaranty herein provided for or of the terms and provisions thereof or hereof by the Shareholders; (f) notice of any indulgences or extensions granted to SREI or to any other person or entity which shall have succeeded to or assumed the obligations of SREI; (g) any requirement of diligence or promptness on the Shareholders' part in the enforcement of any of their rights hereunder; (h) any enforcement of any of the Guaranteed Obligations; (i) any right which Guarantors might have to require the Shareholders to proceed against any other guarantor of the Guaranteed Obligations or to realize on any collateral security therefor; and (j) any and all notices of every kind and description which may be required to be given by any statute or rule of law in any liquidation. The waivers hereinabove set forth shall be effective in all events and shall survive any liquidation, merger or consolidation of SREI or if SREI otherwise ceases to exist.

6. Obligations of Guarantors. The obligations of Guarantors under this Guaranty are unconditional, irrespective of the validity, regularity or enforceability of any of the Guaranteed Obligations. Such obligations shall not be affected by any action taken under any Guaranteed Obligations in the exercise of any right or remedy therein conferred; by any failure or omission on the Shareholders' part to enforce any right granted thereunder or hereunder or any remedy conferred thereby or hereby; by any waiver of any term, covenant, agreement or condition of any of the Guaranteed Obligations or this Guaranty; by any release of any security or any other guaranty at any time existing for the benefit of the Shareholders; by the merger or consolidation of SREI, or by any sale, lease or transfer by SREI to any person or entity of any or all of its properties; by any action of the Shareholders granting indulgence or extension to or waiving or acquiescing in any default by SREI or by a successor to SREI or by any other person or entity which shall have assumed its obligations; by reason of any disability or other defense of SREI or of any successor to SREI, or by any modification, or amendment of any agreement between SREI and the Shareholders, or by any circumstance whatsoever (with or without notice to or knowledge of Guarantors) which may or might in any manner or to any extent vary the risk of the Guarantors hereunder, it being the purpose and intent of Guarantors that the obligations of Guarantors shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment or performance as provided herein, and then only to the extent of such payment or performance.


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7. Notices, etc. All notices, demands, requests and other communications required or permitted hereunder shall be deemed to have been sufficiently given or made if in writing and delivered by hand personally to, or mailed by registered or certified mail, return receipt requested, or telefaxed with confirmation of receipt requested, if to Guarantors, to the following address:

                  Strategy International Insurance Group, Inc.
                  200 Yorkland Boulevard, Suite 200
                  Toronto Ontario M2J 5C1 Canada
                  Attention: Sandro Sordi, Esq.
                  Telephone: (416) 391-4223
                  Fax: (416) 391-4860

8. Survival of Guaranty, etc. This Guaranty shall inure to the benefit of and be binding upon Guarantors and the Shareholders and their respective heirs, successors and assigns, including any subsequent holder or holders of any Guaranteed Obligations, and the term "Shareholders" shall include any such holder or holders whenever the context permits.

9. Independent Obligation. The Shareholders may proceed against Guarantors under this Guaranty without first proceeding against SREI, or against any other guarantor or any other person and without pursuing any other remedy.

10. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11. Governing Law, Submission to Jurisdiction; Waiver of Trial by Jury.

            (a) This Guaranty is to be construed in accordance with and governed by the laws of the State of New York, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the State of New York to the rights and duties of the parties.


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            (b) Any controversy, claim or dispute arising out of or relating to this Guaranty between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be litigated solely in state or federal court in New York City. Each party (i) submits to the jurisdiction of any such court,
(ii) waives the defense of an inconvenient forum, (iii) agrees that valid consent to service may be made by mailing or delivery of such service to the New York Secretary of State (the "Agent") or to the party at the party's last known address, if personal service delivery can not be easily effected, and (iv) authorizes and directs the Agent to accept such service in the event that personal service delivery can not easily be effected.

            (c) EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.

      IN WITNESS WHEREOF, the parties hereto have executed this Guaranty as of the date set forth in the first paragraph hereof.

                                        STRATEGY INTERNATIONAL
                                        INSURANCE GROUP, INC.
                                        a Texas Corporation


                                        By: _________________________________
                                        Name:
                                        Title:


                                        STRATEGY HOLDING COMPANY
                                        LIMITED
                                        A Barbados company


                                        By: _________________________________
                                        Name:
                                        Title:


                                        STRATEGY SURANCE LIMITED
                                        a Barbados company



                                        By: _________________________________
                                        Name:
                                        Title:


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